The State of Ohio
Bob Taft
Secretary of State
646107
Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: AGA of: MAGIC PROMOTION INC.

United States of America
State of Ohio
Office of the Secretary of State

Recorded on Roll H052 at Frame 0965 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State at Columbus, Ohio, this 22ND day of JAN A.D. 1991.

                                                      /s/ Bob Taft
                                                      Bob Taft
                                                      Secretary of State


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Change of Address of Statutory Agent for Ohio Corporations

The address of Lee Marshall, (Name of Agent) the statutory agent for Magic Promotion, Inc.(Name of Corporation) has been changed from 26949 Chagrin Boulevard (Old Street Address) Suite 203, Cleveland (City or Village), Cuyahoga County, Ohio 44122 (Zip Code) to 9265 Ole Eight Road (New Street Address), Northfield (City or Village), Summit County, Ohio, 44067 (Zip Code)


Date: 1-14-91                            By: Lee Marshall
                                         (Sec/Treas)


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January 17, 1991


Secretary of State
State office Bldg.
30 East Broad St.
Columbus, OH 43266-0418

Attention: Corporate Div.

In Re:    Magic Promotion, Inc.
          Charter No. 646107

To The Corporate Division:

          Herein enclosed please find Change of Address of Statutory Agent. I am also enclosing my check for $3 for the filing fee.

          Please file the same and return the stamped copy back to my office. Thank you.

Sincerely,

Sam J. Georges

SJG/mec

Encls.


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Department of State
The State of Ohio
Sherrod Brown
Secretary of State
646107

Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: ARF of: MAGIC PROMOTION INC.

United States of America
State of Ohio
Office of the Secretary of State

Recorded on Roll F578 at Frame 1422 of the Records of incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 17TH day of DEC, A.D. 1984 .

 /s/ Sherrod Brown
Sherrod Brown
Secretary of State


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                           ARTICLES OF INCORPORATION

                                       OF

                             MAGIC PROMOTION, INC.

                  THE UNDERSIGNED, desiring to form a corporation for profit, under ss.1701.01 et seq. of the Revised Code of Ohio, do hereby certify;

                  FIRST: The name of said corporation shall be MAGIC PROMOTION, INC.

                  SECOND: The place in the state of Ohio where its principal office is to be located is the City of Cleveland, County of Cuyahoga, and located at 26949 Chagrin Boulevard, Suite 203, Cleveland, Ohio 44122.

                  THIRD: The purpose for which it is formed are: To engage in any lawful act or activity for which corporations may be formed under ss.1701.01 to ss.1701.98 inclusive of the Revised Code of Ohio.

                  To purchase or otherwise acquire, lease as lessee, invest in, hold, use, lease as lessor, encumber, sell, exchange, transfer and dispose of property of any description or any interest therein.

                  To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, and trademarks and tradenames, relating to or useful in connection with any business of this corporation.

                  To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in

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and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of the capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government, or by any state, States of America or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any government agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                  To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

                  To purchase or otherwise acquire all or any part of the business, good will, rights, property and assets, and to assume all or any part of the liabilities of any corporation, association, partnership or individual engaged in any business in which any corporation organized under ss.1701.01 et seq. of the Revised Code of Ohio is entitled to engage.

                  To borrow money, and issue, sell, and pledge its note, bonds, and other evidences of indebtedness, and secure any of its obligations by mortgage, pledge, or deed of trust of all or any of its property and guarantee or secure obligations of any person.

                  To purchase, hold, sell and transfer the shares of own capital stock to the extent permitted by law, but no such purchase may be made when there is reasonable ground for be-lieving that the corporation is unable, or, by such purchase, be rendered unable to satisfy its obligations and liabilities.

                  To conduct its business, and to have and maintain or more offices, within and without the State of Ohio and in other states and territories, in the District of Columbia, in all dependencies, colonies, or possessions of the United States of America and in foreign countries; and to purchase, or otherwise acquire, hold, own, equip, improve, manage, operate, promote, finance, sell, convey, mortgage or otherwise dispose of real and personal property in all such states and places, to the extent that the same may be permissible under the laws thereof.

                  To carry on any other lawful business and to do any and every thing necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or all of the objects hereinbefore enumerated or incidental to the powers herein named or for the enhancement of the value of the properties of the corporation or which shall at any time appear conducive thereto or expedient, either as holder of, or as interested in, any property or otherwise, to have all the rights, powers, and privileges now or hereafter conferred by the laws of the State of Ohio upon corporations organized under ss.1701.01 et seq. of the Revised Code of Ohio or under any act amendatory thereof, supplemental thereto or substituted therefor.

                  The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inferences from, the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

                  FOURTH: The authorized number of shares of the corporation is Seven Hundred Fifty (750) common shares, all of which shall be without par value.


                                       3
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                  FIFTH: The amount of stated capital with which the
corporation will begin business is Five Hundred Dollars ($500.00).

                  SIXTH: The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the corporation, or of the directors, or of all of the shareholders:

                  The board of directors is expressly authorized to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created, and to purchase on behalf of the corporation any shares issued by it to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital.

                  The corporation may in its regulations confer powers upon its board of directors in addition to the powers and authorities conferred upon it expressly by ss.1701.01 et seq. of the Revised Code of Ohio.

                  Any meeting of the shareholders or the board of directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the corporation.

                  Any amendments to the articles of incorporation may be made from time to time, and any proposal or propositions requiring the action of the shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation.

                  SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation, in the manner now or hereafter prescribed


                                       4
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by ss.1701.01 et seq. of the Revised Code of Ohio, and all rights conferred upon shareholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, we have hereunto subscribed our names this 23th day of April, 1984.

                                                             /s/ R.G.N.
                                                             ROBERT G. KONSTAND
                                                                Incorporator





                                       5
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                         ORIGINAL APPOINTMENT OF AGENT
                                      FOR
                             MAGIC PROMOTION, INC.
                       A CORPORATION OF THE STATE OF OHIO

                  The undersigned, being all of the incorporators of the above named corporation hereby appoint LEE MARSHALL, who is a resident in the county or, if a corporation, has a business address in the county in which this corporation designating such Agent has its principal office, upon whom any process, notice or demand required or permitted by statute to be served upon this corporation may be served.

                  The full address of the Agent is 26949 Chagrin Boulevard, Suite 203, Cleveland, Ohio 44122, Cuyahoga County, Ohio.

                                                          MAGIC PROMOTION, INC.


                                                          /s/ R.G.N.
                                                          ROBERT G. KONSTAND
                                                          Incorporator

Filed with Secretary of State ________, 1983


-------------------------------------------------------------------------------
Akron, Ohio, April 23, 1984

                  The undersigned hereby accepts the foregoing appoint as Agent of the corporation upon whom process, tax notices or demands may be served.

                                                             /s/ L.M.
                                                                   LEE MARSHALL